UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 2, 2005

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina		28211
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2005, the Board of Directors (the Board) approved revisions to the compensation policies and practices for non-management members of the Board. The Board resolutions adopting these revisions are attached as an exhibit to this Form 8-K.

On September 2, 2005, the Board approved a 2006 fiscal year Mission, Values, and Performance (MVP) Incentive Plan with target percentage amounts of base salary based on target corporate, departmental and individual performance. The performance metrics under the MVP incentive plan include both financial and non-financial measures, but incentive payouts will be made only if earnings per share for fiscal year 2006 reach a threshold level. All employees except Tennessee bargaining unit employees are eligible to participate in the plan. The MVP incentive plan provides for payouts between threshold and stretch performance levels and can only be made upon approval by the Board.

On September 2, 2005, the Board approved a 2006 fiscal year short-term incentive plan (STIP) for officers, director-level employees and key district managers with target percentage amounts of base salary based on target fiscal year 2006 earnings per share. The STIP provides for payouts between threshold and stretch performance levels and can only be made upon approval by the Board. There are no family relationships among the management group.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

September 9, 2005	By:	/s/ Barry L. Guy

Name: Barry L. Guy
Title: Vice President and Controller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Director Compensation Resolutions - September 2, 2005